UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8‑K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
August 1, 2007

UNIFI, INC.
(Exact name of registrant as specified in its charter)

New York (State of Incorporation)	1-10542 (Commission File Number)	11-2165495 (IRS Employer Identification No.)

7201 West Friendly Avenue
Greensboro, North Carolina 27410
(Address of principal executive offices, including zip code)

(336) 294-4410
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

-------------------------------------------------------------

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

==========================================================

ITEM 1.02      TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

As previously disclosed, on August 1, 2007 (the "Termination Date"), the Board of Directors (the "Board") of Unifi, Inc. (the "Registrant") terminated Brian R. Parke ("Mr. Parke") as the Registrant's Chairman, President and Chief Executive Officer without cause, effective immediately (the "Termination").  As a result of the Termination, the Employment Agreement between the Registrant and Mr. Parke dated as of January 23, 2002 (the "Employment Agreement") was also terminated as of the Termination Date.

Pursuant to the terms of the Employment Agreement, and as a result of the Termination, Mr. Parke is entitled to receive an aggregate of $2,312,500, representing three years of his then-current base salary, together with additional compensation equal to thirty days of his then-current base salary in lieu of the thirty days' prior written notice of termination provided in the Employment Agreement (the "Cash Compensation").  The Cash Compensation is payable in thirty-seven equal monthly installments, less appropriate deductions, including state and federal taxes.  In addition to the Cash Compensation, (1) all current unexercised, non-vested options to purchase the Registrant's common stock previously granted to Mr. Parke have become fully vested and will remain exercisable through the end of their original terms; (2) for a period of three years following the Termination Date, Mr. Parke and his eligible family members are entitled to certain medical and insurance benefits equal to those provided to him during his employment; (3) Mr. Parke is also entitled to all accrued benefits under the Registrant's Supplemental Key Employee Retirement Plan; and (4) Mr. Parke is also entitled to the payment by the Registrant of all reasonable costs in connection with his eventual relocation to his native country of Ireland, which costs will be grossed up for applicable taxes.  The confidentiality and non-competition provisions of the Employment Agreement survive the termination of the Employment Agreement for five years and three years, respectively.

The Employment Agreement was previously filed by the Registrant as Exhibit 10g to its Annual Report on Form 10-K for the fiscal year ended June 30, 2002.  A description of the Employment Agreement is included in the Registrant's Definitive Proxy Statement on Schedule 14A dated September 26, 2006 under the heading "Executive Officers and Their Compensation - Employment and Termination Agreements," and is incorporated herein by reference.

ITEM 3.01.     NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED                         LISTING RULE OR STANDARD; TRANSFER OF LISTING

            On August 3, 2007, NYSE Regulation, Inc. ("NYSER") provided the Registrant formal written notice of its deficiencies in meeting the requirements of Sections 303A.03, 303A.04(a) and 303A.07(a) of the New York Stock Exchange Listed Company Manual.  In its notice, NYSER identified the following deficiencies: (1) the Registrant did not have a presiding or "Lead" director; (2) the Registrant's Corporate Governance and Nominating Committee (the "Governance Committee") had no current members; and (3) the Registrant's Audit Committee was not composed of three members.  Each of these deficiencies resulted from the director resignations disclosed in Item 5.02 of this report.

            The Registrant has informed NYSER of it's intention to immediately remedy each of these deficiencies by the August 10, 2007 deemed non-compliance date imposed by NYSER, and in so doing, will avoid the placement of the "BC" or  "below compliance" indicator on it's ticker symbol.

ITEM 5.02.    DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF
                       DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY
                       ARRANGEMENTS OF CERTAIN OFFICERS.

Mr. Parke's Termination is disclosed in Item 1.02 of this report.

Following the Termination, the Board appointed Stephen Wener ("Mr. Wener") as it's new Chairman and "acting" Chief Executive Officer, effective August 1, 2007.  Mr. Wener, 63, who lives in Franklin Lakes, New Jersey, has served as the President and CEO of Dillon Yarn Corporation ("Dillon"), a privately owned South Carolina corporation, since 1980. Mr. Wener has been a Director since May 2007.  As previously disclosed, the Corporation purchased Dillon's polyester and nylon texturing operations on January 1, 2007.  A description of the various relationships required to be disclosed pursuant to Item 404(a) of Regulation S-K have previously been filed by the Registrant on its Current Report on Form 8-K dated May 24, 2007 and is incorporated herein by reference.  Mr. Wener has not entered into any agreement or other arrangement with the Registrant for his services as Chairman and "acting" Chief Executive Officer.

Effective August 1, 2007, Mr. Parke, R. Wiley Bourne, Jr., Charles R. Carter, Sue W. Cole, J.B. Davis and Donald F. Orr each resigned as members of the Board.  Mr. Bourne was a member of the Registrant's Governance Committee and Audit Committee and Chair of the Audit Committee.  Mr. Carter was a member of the Registrant's Compensation Committee and Governance Committee and Chair of the Governance Committee.  Ms. Cole was a member of the Registrant's Compensation Committee and Governance Committee.  Mr. Davis was a member of the Registrant's Governance Committee.   Mr. Orr was a member of the Registrant's Audit Committee, Compensation Committee and Governance Committee and was the independent "Lead Director" of the Board.

In light of the Termination and the appointment of Mr. Wener as Chairman, Messrs. Bourne, Carter, Davis and Orr and Ms. Cole indicated that they were resigning from the Board because they felt it was in the best interest of the Registrant and its shareholders and created the necessary reduction in the size of the Board to provide Mr. Wener with the leeway to reconstitute its membership.

SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                    UNIFI, INC.

                                                    By:       /s/ CHARLES F. MCCOY
                                                               Charles F. McCoy
                                                                Vice President, Secretary and General Counsel

Dated:  August 6, 2007